EXHIBIT 10.11

FIRST AMENDMENT TO ANHEUSER-BUSCH 401(k)
RESTORATION PLAN
(Amended and Restated as of March 1, 2000)

In accordance with the provisions of Article XII of the Anheuser-Busch 401(k) Restoration Plan (the “Plan”), the Plan is hereby amended as follows:

1.	The following new Section 2.19 is hereby inserted immediately following Section 2.18, effective December 1, 2005:

2.19. “Special Assignment Employee.”

A person considered to be an employee of any Participating Employer for payroll purposes but for whom employment with the Participating Employer is deemed to have terminated pursuant to the provisions of Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”), and proposed Treasury Regulations issued under Section 409A.

2.	Section 7.1 is hereby amended to read as follows, effective December 10, 2004:

7.1. Election of Hypothetical Investments.

Prior to becoming a Participant, each Participant must (and at such times as the Company may thereafter allow, each Participant may) select the combination of Investment Funds in which he or she wishes hypothetically to invest, subject to the following limitations:

(a)	The portion of each Participant’s Account which is attributable to Company Contributions, including earnings thereon, shall be hypothetically.

(b)
At least 50% of the portion of each Participant’s Account which is attributable to Personal Salary Deferral Contributions, including earnings thereon, shall be hypothetically invested in the Company Stock Fund in accordance with the rules and regulations of the Regular 401(k) Plan.

(c)
Notwithstanding (b) above, no part of the value of a Reporting Person’s Account which is attributable to Personal Salary Deferral Contributions shall be hypothetically invested in the Company Stock Fund at any time.

(d)
A Participant’s elections respecting hypothetical investment of future deferrals and hypothetical investment of the Participant's existing Account shall be made separately and independently in accordance with the rules and regulations of the Regular 401(k) Plan.

(e)
If a Participant dies before distribution of the Participant’s entire Account is complete, the Participant's Beneficiary shall have the right to make the elections reserved to the Participant in the foregoing subsections of this Section 7.1 from the date the Employee Stock Plans Department of the Company receives written notice of the Participant's death through the date of final distribution; provided: (i) if a deceased Participant has two or more Beneficiaries, the Beneficiaries shall have the right to make such elections with respect to the portions of the Participant’s Account to which they are respectively entitled; and (ii) if the Beneficiary is a minor or otherwise legally incompetent, a parent or legal guardian of the Beneficiary, as the case may be, shall exercise such right on behalf of the Beneficiary.

3.	The following new Section 13.14 is hereby inserted immediately following Section 13.13, effective December 1, 2005:

13.14. Special Assignment Employees.

(a)
In order to operate the Plan in good faith compliance with the applicable provisions of Section 409A, an election made by a Special Assignment Employee to make Personal Salary Deferral Contributions with respect to 2005 Compensation shall be immediately terminated (the “Terminated Election”).

(b)
Notwithstanding anything herein to the contrary, the Company Contributions related to the Terminated Election and hypothetical investments thereon shall vest and become non-forfeitable as of the effective date of this Amendment.

(c)
The portion of the Account attributable to the Personal Salary Deferral Contributions made with respect to the Terminated Election, related Company Contributions, and hypothetical investments credited thereon in accordance with Article VII, shall be distributed to the Participant on or before December 31, 2005 (subject to appropriate withholding of taxes).

(d)
All election terminations and corresponding Account distributions shall be made in conformance with Section 409A, Internal Revenue Service Notice 2005-1, and proposed Treasury Regulations issued under Section 409A.

IN WITNESS WHEREOF, Anheuser-Busch Companies, Inc. has executed this First Amendment this 13 day of December, 2005.

ANHEUSER-BUSCH COMPANIES, INC.

By: /s/ W. Randolph Baker W. Randolph Baker Chief Financial Officer